KeyBank Real Estate Capital
911 Main Street, Suite 1500
Kansas City, Mo 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200

March 12, 2005

KeyCorp Real Estate Capital Markets, Inc.
As Master Servicer
Annual Officer's Certification
For Period of: December 1 through December 31, 2004

Re: CSFB 2004-C5 Pooling and Servicing Agreement

With regard to the loans Master Serviced by KeyCorp Real Estate Capital Markets, Inc.
d/b/a KeyBank Real Estate Capital (KBREC) in the above captioned transaction, and pursuant to Section 3.13 of the Pooling and Servicing Agreement, please be advised of the following:
.
A review of the activities of KBREC during the preceding calendar year and of its performance, under the Agreement, has been made under my supervision.
.
To the best of my knowledge, based on such review, KBREC has fulfilled all of its obligations under the Agreement in all material respects.
.
KBREC has received no notice regarding qualification or challenge to the status of either REMIC Pool as a REMIC or Grantor Trust V as a Grantor Trust from the
Internal Revenue Service or any governing agency or body.

Date:
3/14/05

By:
/s/ Brian S. Nitcher
Bryan S. Nitcher, Vice President
Loan Servicing and Asset Management

KeyBank Real Estate Capital
911 Main Street, Suite 1500
Kansas City, Mo 64105
Tel: 816-221-8800
Fax: 816-221-8051
Toll Free: 888-979-1200
March 12, 2005

Trustee
Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attn: Corporate Trust Administration (CMBS)
CSFBMSC Series 2004-Cl

Depositor
Credit Suisse First Boston Mortgage
Securities Corporation
11 Madison Avenue, 5 th Floor
New York, New York 10010
Attn: Reese Mason

Rating Agency
Moody's Investors Services, Inc
99 Church Street
New York, New York 10007
At CMBS Monitoring Department

Standard & Poor's Rating Services
55 Water Street, 41 st Floor
New York, New York 10041
Attn: CMBS Surveillance Group

Directing Certificate Holder
Lennar partners, Incorporated
1601 Washington Avenue
Suite 700
Miami, Florida 33139

Certificate Administrator
LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603
At Global Securitization Trust Services Group, CSFB 2004-C5